                                                                    EXHIBIT 11


                               COMPUTATION OF PER SHARE EARNINGS




                                                             Year ended                          Three-month period ended
                                                             December 31                                March 31
                                             ----------------------------------------------------------------------------
                                                1994           1995          1996              1996                1997
                                             ----------------------------------------------------------------------------
PRIMARY
    Average shares outstanding                5,282,365      5,282,365     5,282,365         5,282,365          5,282,365
    Net effect of anti-dilutive stock
      options and deferred
      compensation arrangements
      based on the treasury stock
      method using the estimated
      initial public offering price             426,346        426,346       426,346           426,346            426,346
    Net effect of anti-dilutive
      warrants based on the
      treasury stock method using
      the estimated initial public
      offering price                            427,499        427,499       427,499           427,499            427,499
                                             ----------------------------------------------------------------------------
Total                                         6,136,210      6,136,210     6,136,210         6,136,210          6,136,210
                                             ============================================================================

Net loss                                     $ (152,576)   $(1,226,436)  $(6,119,637)      $  (824,798)       $  (447,758)
                                             ============================================================================

Per share loss                                   $(0.02)        $(0.20)       $(1.00)           $(0.13)            $(0.07)
                                             ============================================================================

FULLY DILUTED
    Average shares outstanding                5,282,365      5,282,365     5,282,365         5,282,365          5,282,365
    Assumed issuance of
      contingent shares                          79,805         79,805        79,805            79,805             79,805
    Net effect of anti-dilutive stock
      options and deferred
      compensation arrangements
      based on the treasury stock
      method using the estimated
      initial public offering price             426,346        426,346       426,346           426,346            426,346
    Net effect of anti-dilutive
      warrants based on the
      treasury stock method using
      the estimated initial public
      offering price                            427,499        427,499       427,499           427,499            427,499
                                             ----------------------------------------------------------------------------
Total                                         6,216,015      6,216,015     6,216,015         6,216,015          6,216,015
                                             ============================================================================

Net loss                                     $ (152,576)   $(1,226,436)  $(6,119,637)      $  (824,798)       $  (447,758)
                                             ============================================================================
                                                 $(0.02)        $(0.20)        $(.98)           $(0.13)            $(0.07)
Per share loss                               ============================================================================

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